SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: June 14, 2000



		Exact Name of
Commission      Registrant              State or other    IRS Employer
File            as specified            Jurisdiction of   Identification
Number		in its charter		Incorporation	  Number
-----------	--------------		---------------	  --------------

1-12609         PG&E Corporation        California        94-3234914

1-2348          Pacific Gas and         California        94-0742640
                Electric Company




Pacific Gas and Electric Company         PG&E Corporation
77 Beale Street, P.O. Box 770000         One Market, Spear Tower, Suite 2400
San Francisco, California  94177         San Francisco, California 94105

         (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company		PG&E Corporation
	   (415) 973-7000			 (415) 267-7000

          (Registrant's telephone number, including area code)

Item 5.  Other Events

A. Valuation and Disposition of Pacific Gas and Electric Company's Hydroelectric Generation Assets

As previously disclosed, Pacific Gas and Electric Company (Utility), the California subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (CPUC) in which the Utility has proposed to determine the market value of its hydroelectric generating facilities and related assets through an open competitive auction. The CPUC invited parties to propose alternative methods of valuation and disposition of the assets. Under the California electric industry restructuring law, the valuation of the Utility's remaining generation assets (primarily its hydroelectric facilities) must be completed by December 31, 2001. Any excess of market value over the assets' book value would be used to reduce the Utility's remaining transition costs. The current electric rate freeze for the Utility's customers would end when the Utility has recovered its eligible transition costs.

On June 12, 2000, the Utility met with the President of the CPUC, who is also the Presiding Commissioner in this proceeding, to discuss the valuation and disposition of the Utility's hydroelectric generating assets. As disclosed in the Utility's ex parte notice filed after the meeting, the Utility indicated although it remains committed to auctioning the hydroelectric assets and not retaining them in the Utility, it would be willing to accept a possible compromise within a framework that would transfer the hydroelectric facilities at a fair value to a non-utility affiliate of PG&E Corporation. Under this framework, the affiliate could hold and operate the assets, subject to a revenue sharing contract between the affiliate and the Utility similar to the revenue sharing arrangement proposed by Southern California Edison Company (SCE) in connection with its hydroelectric generating assets. The revenue sharing arrangement proposed by SCE permits SCE to recover an authorized inflation-indexed operations and maintenance allowance, as well as a reasonable return on capital investment. Under SCE's proposal, revenue sharing would be activated if revenue from the sale of hydroelectricity exceeds or falls short of the authorized revenue requirement. SCE would then refund 90 percent of the excess revenue to ratepayers or recover 90 percent of any shortfalls from ratepayers.

The Utility indicated in the ex parte meeting that any settlement proposal that may be developed around this framework would be filed with the CPUC under the CPUC's settlement rules which provide for a full public record to be developed on such a potential settlement. Under these rules, a settlement conference would be held among parties to discuss, obtain comments with respect to, and invite participation in, the potential settlement, and the CPUC may hold hearings on the proposal. Under the CPUC's rules, a settlement proposal could be filed up to 30 days after the last day of hearings in the proceeding. Hearings are currently scheduled to run through July 14, 2000. Any settlement that may eventually be reached between any parties would be subject to approval of the CPUC. The CPUC may accept the settlement or reject it, suggest changes to it, or adopt a different valuation approach.

As previously discussed in PG&E Corporation's and the Utility's reports filed with the Securities and Exchange Commission, if the market value of the Utility's hydroelectric generation assets is determined by any method other than a sale of the assets to an unaffiliated third party, a material charge to Utility earnings would result if the market value materially exceeds the book value of the assets.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                               PG&E CORPORATION


                               By  CHRISTOPHER P. JOHNS
                                   ---------------------
                                   CHRISTOPHER P. JOHNS
                                   Vice President and Controller


                               PACIFIC GAS AND ELECTRIC COMPANY


                               By  KENT M. HARVEY
                                   ---------------------
                                   KENT M. HARVEY
                                   Senior Vice President, Treasurer, Chief
                                   Financial Officer, and Controller


Dated: June 14, 2000